Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Phio Pharmaceuticals Corp.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Debt	Debt Securities (3)	457(o)
	Equity	Common Stock, $0.0001 par value per share (4)	457(o)
	Equity	Preferred Stock, $0.0001 par value per share (5)	457(o)
	Other	Warrants (6)	457(o)
	Other	Units (7)	457(o)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(2)	$3,621,009	$147.60 per million	$534.46
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Debt	Debt Securities (3)	415(a)(6)						S-3	333-256100	5/21/2021
	Equity	Common Stock, $0.0001 par value per share (4)	415(a)(6)						S-3	333-256100	5/21/2021
	Equity	Preferred Stock, $0.0001 par value per share (5)	415(a)(6)						S-3	333-256100	5/21/2021
	Other	Warrants (6)	415(a)(6)						S-3	333-256100	5/21/2021
	Other	Units (7)	415(a)(6)						S-3	333-256100	5/21/2021
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)			$96,378,991 (8)			S-3	333-256100	5/21/2021	$10,514.95
	Total Offering Amounts					$100,000,000		$534.46
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$534.46

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(1)	The amount to be registered consists of up to $100,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the Registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of debt securities, common stock or preferred stock as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transactions. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.
(2)	The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	Includes such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.
(4)	Includes such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.
(5)	Includes such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.
(6)	Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock, preferred stock, debt securities, or units registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.
(7)	Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.
(8)	Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $96,378,991 registered hereunder are unsold securities (the “Unsold Securities”) previously covered by the Registrant’s registration statement on Form S-3 (File No. 333-256100) which was initially filed with the Securities and Exchange Commission on May 13, 2021 and became effective on May 21, 2021 (the “Prior Registration Statement”), and are included in this registration statement. The Registrant paid a filing fee of $10,514.95 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities under the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

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